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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated March 14, 2001 with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) to December 31, 2000, included in the Annual Report on Form 10-K of Blue Rhino Corporation for the year ended July 31, 2002, in the following:


     - Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

     - Form S-8 (No. 333-60366) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

     - Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

     - Form S-8 (No. 333-83262) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-60368) pertaining to the Company's 1998 Stock Incentive Plan, as amended; and

     - Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.

     - Form S-3 (Nos. 333-96593, 333-86798, 333-69790, 333-46540 and 333-90897)




                                                        /s/ ERNST & YOUNG LLP


Greensboro, North Carolina
October 3, 2002